EXHIBIT 10.19

PARENT PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”), made this 29th day of December 1999, by EPL HOLDINGS, INC., a Delaware corporation (“Holdings”), and EPL INTERMEDIATE, INC., a Delaware corporation (“Intermediate” and together with Holdings, each individually a “Pledgor” and collectively, the “Pledgors”), in favor of SUNTRUST BANK, ATLANTA (the “Agent”), as agent for itself, the Lenders (as defined below) and the Issuing Banks (as defined below).

W I T N E S S E T H:

WHEREAS, Intermediate, El Pollo Loco, Inc., a Delaware corporation (“EPL”), the lenders party thereto (the “Lenders”), SunTrust Bank, Atlanta, as issuing bank (together with any other Person who hereafter may be designated as an Issuing Bank pursuant to the Credit Agreement (as defined below), the “Issuing Banks”) and the Agent are parties to that certain Credit Agreement of even date herewith (as the same may hereafter be modified, amended, restated or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders and Issuing Banks have agreed to extend credit to Intermediate and EPL from time to time and the EPL has granted a security interest in substantially all of its personal property to the Agent for the benefit of the Agent, the Lenders and the Issuing Banks (collectively, the “Lender Group”); and

WHEREAS, EPL is a direct Subsidiary of Intermediate and Intermediate is a direct Subsidiary of Holdings, and the Pledgors will realize substantial direct and indirect benefits as a result of the extensions of credit to EPL pursuant to the Credit Agreement; and

WHEREAS, the Agent has required that the Pledgors execute and deliver this Agreement pledging to the Agent the shares of capital stock identified on Exhibit A attached hereto (the “Stock”) owned by the Pledgors in the Subsidiaries listed on Exhibit A attached hereto (the “Pledged Subsidiaries”)(i) in order to secure the prompt and complete payment, observance and performance of all of the Obligations (as defined in the Credit Agreement) and (ii) as a condition to any extension of credit under the Credit Agreement;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement to the extent not otherwise defined or limited herein, and further agree as follows:

1. Warranty. Each Pledgor hereby represents and warrants to the Agent that (i) except for the security interest created hereby, such Pledgor owns the Stock set forth opposite its name on Exhibit A, which stock constitutes the percentage of the issued and outstanding class of stock of the Pledged Subsidiaries shown on Exhibit A, free and clear of all Liens, (ii) such Stock is duly authorized, validly issued, fully paid and nonassessable and (iii) such Pledgor has the unencumbered right to pledge such Stock.

Parent Pledge Agreement

2. Security Interest. Each Pledgor hereby unconditionally pledges, transfers, conveys, grants and assigns to the Agent, a continuing security interest in the Stock owned by it and all substitutions therefor and replacements thereof, all proceeds and products thereof and all rights relating thereto, including, without limitation, the certificates representing the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and of all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in addition to, in substitution of, on account of or in exchange for any or all of the Stock, whether now owned or hereafter acquired by such Pledgor. Each Pledgor has delivered to and deposited with the Agent certificates representing the Stock owned by it, and undated stock powers endorsed in blank, as security for the payment and performance of all Obligations. It is the intention of the parties hereto that record and beneficial ownership of the Stock, including, without limitation, all voting, consensual and dividend rights, shall remain in the Pledgors until the occurrence of an Event of Default and until the Agent shall notify the Pledgors of the Agent’s exercise of voting and consensual rights to the Stock pursuant to Section 9 hereof.

3. Additional Shares. In the event that, during the term of this Agreement:

(a) any stock dividend, stock split, reclassification, readjustment, or other change is declared or made in relation to the Stock, or any new common stock is issued by the Pledged Subsidiary, all new, substituted, and additional shares, or other securities, shall be issued to the relevant Pledgor and shall be promptly delivered to the Agent by such Pledgor, together with undated stock powers endorsed in blank by such Pledgor, and shall thereupon constitute additional Stock to be held by the Agent under the terms of this Agreement; and

(b) any subscriptions, warrants or any other rights or options shall be issued in connection with the Stock, all new common stock or other securities (other than preferred stock in Intermediate) acquired through such subscriptions, warrants, rights or options, together with appropriate powers by such Pledgor, shall be promptly delivered to the Agent by such Pledgor, and shall thereupon constitute Stock to be held by the Agent under the terms of this Agreement.

4. Event of Default. Upon the occurrence of an Event of Default, the Agent may sell or otherwise dispose of the Stock at a public or private sale or make other commercially reasonable disposition of the Stock or any portion thereof after ten (10) calendar days’ notice to the Pledgors and any member of the Lender Group may purchase the Stock or any portion thereof at any public sale. The proceeds of the public or private sale or other disposition first shall be applied to the actual and costs of the Agent incurred in connection with the sale, expressly including, without limitation, any costs under Section 7 hereof, and then as provided in the Credit Agreement. In the event the proceeds of the sale or other disposition of the Stock are insufficient to satisfy the Obligations, the Pledgors shall remain liable for any such deficiency to the extent provided in the Loan Documents.

Parent Pledge Agreement

5. Additional Rights of Secured Party. In addition to its rights and privileges under this Agreement or any other Loan Document, the Agent shall have all the rights, powers and privileges of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction.

6. Return of Stock to the Pledgors. Upon payment in full of the Obligations (other than contingent liabilities not yet due), full performance by the Pledgors of all covenants, undertakings and obligations under the Credit Agreement and the other Loan Documents, satisfaction in full of any other Obligations (other than contingent liabilities not yet due) and termination of the Credit Agreement, this Agreement and the Agent’s security interest hereunder shall terminate, and the Agent shall return the remaining Stock together with the executed stock powers and all rights received by the Agent as a result of its possessory interest in the Stock to the Pledgors.

7. Disposition of Stock by the Agent. The Stock is not registered or qualified under the various Federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Pledgor understands that upon such disposition, the Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Stock than if the Stock were registered and qualified pursuant to Federal and state securities laws and sold on the open market. Each Pledgor, therefore, agrees that:

(a) if the Agent shall, pursuant to the terms of this Agreement, sell or cause the Stock or any portion thereof to be sold at a private sale, the Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Stock for sale and as to the best price reasonably obtainable at the private sale thereof; and

(b) such reliance shall be conclusive evidence that the Agent has handled such disposition in a commercially reasonable manner.

8. Each Pledgor’s Obligations Absolute. The obligations of each Pledgor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other Person, nor against other security or Liens available to any member of the Lender Group. Each Pledgor hereby waives any right to require that an action be brought against any other Person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of any member of the Lender Group in favor of any other Person prior to the exercise of remedies hereunder, or to require action hereunder prior to resort by the Agent to any other security or collateral for the Credit Agreement and the other Obligations.

Parent Pledge Agreement

9. Voting Rights.

(a) Upon the occurrence of an Event of Default, (i) the Agent may, upon ten (10) calendar days’ prior notice to the relevant Pledgor of the Agent’s intention to do so, exercise all voting rights, and all other ownership or consensual rights of the Stock owned by such Pledgor, but under no circumstances is the Agent obligated by the terms of this Agreement to exercise such rights, and (ii) each Pledgor hereby appoints the Agent, which appointment shall be effective on the 10th day following the giving of notice by the Agent as provided in the foregoing clause (i), such Pledgor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Stock owned by such Pledgor in any manner the Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(b) For so long as any Pledgor shall have the right to vote the Stock owned by it, such Pledgor covenants and agrees that it will not, without the prior written consent of the Agent, vote or take any consensual action with respect to such Stock which would constitute an Event of Default.

10. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be given in the manner and to the addresses set forth in the Credit Agreement.

11. Binding Agreement; Choice of Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York. This Agreement, together with all documents referred to herein, constitutes the entire agreement between the parties with respect to the matters addressed herein and may not be modified except by a writing executed by the Agent and each Pledgor in accordance with the Credit Agreement and delivered by the Agent to the Pledgors.

12. Severability. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

13. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

14. Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” shall be a reference to the Agent for the benefit of the Lender Group, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Agent for the benefit of the Lender Group.

Parent Pledge Agreement

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Parent Pledge Agreement

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

PLEDGORS:	EPL INTERMEDIATE, INC., a Delaware corporation

	By:	/s/ Glenn B. Kaufman

	Name:	Glenn B. Kaufman
	Title:	Vice President and Secretary

EPL HOLDINGS, INC., a Delaware corporation

	By:	/s/ Glenn B. Kaufman

	Name:	Glenn B. Kaufman
	Title:	Vice President and Secretary

AGENT:	SUNTRUST BANK, ATLANTA

	By:	/s/ James M. Warren

	Name:	James M. Warren
	Title:	Vice President

	By:	/s/ Randall A. Parrish

	Name:	Randall A. Parrish
	Title:	Vice President